Exhibit 3.2
SECOND AMENDED AND RESTATED BY LAWS
OF
ADAPTHEALTH CORP. (THE “CORPORATION”)

ARTICLE I

OFFICES

Section 1.1. Registered Office. The registered office of the Corporation within the State of Delaware shall be located at either (a) the principal place of business of the Corporation in the State of Delaware or (b) the office of the corporation or individual acting as the Corporation’s registered agent in Delaware.

Section 1.2. Additional Offices. The Corporation may, in addition to its registered office in the State of Delaware, have such other offices and places of business, both within and outside the State of Delaware, as the Board of Directors of the Corporation (the “Board”) may from time to time determine or as the business and affairs of the Corporation may require.

ARTICLE II

STOCKHOLDERS MEETINGS

Section 2.1. Annual Meetings. The annual meeting of stockholders shall be held at such place, either within or without the State of Delaware, and time and on such date as shall be determined by the Board and stated in the notice of the meeting, provided that the Board may in its sole discretion determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication pursuant to Section 9.5(a). At each annual meeting, the stockholders shall elect those directors of the Corporation to fill any term of a directorship that expires on the date of such annual meeting and may transact any other business as may properly be brought before the meeting.

Section 2.2. Special Meetings. Subject to the rights, if any, of the holders of any outstanding series of the Preferred Stock, and to the requirements of applicable law, special meetings of stockholders of the Corporation may be called only by the Chair of the Board, the Chief Executive Officer of the Corporation, or the Board pursuant to a resolution adopted by a majority of the Board. Except as provided in the foregoing sentence, special meetings of stockholders of the Corporation may not be called by another person or persons. Special meetings of stockholders shall be held at such place, either within or without the State of Delaware, and time and on such date as shall be determined by the Board and stated in the Corporation’s notice of the meeting, provided that the Board may in its sole discretion determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication pursuant to Section 9.5(a).

Section 2.3. Notices. Written notice of each stockholders meeting stating the place, if any, date, and time of the meeting, and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, shall be given in the manner permitted by Section 9.3 to each stockholder entitled to vote thereat as of the record date for determining the stockholders entitled to notice of the meeting, by the Corporation not less than 10 nor more than 60 days before the date of the meeting unless otherwise required by the General Corporation Law of the State of Delaware (the “DGCL”). If said notice is for a stockholders meeting other than an annual meeting, it shall in addition state the purpose or purposes for which the meeting is called, and the business transacted at such meeting shall be limited to the matters so stated in the Corporation’s notice of meeting (or any supplement thereto). Any meeting of stockholders as to which notice has been given may be postponed, and any meeting of stockholders as to which notice has been given may be cancelled, by the Board upon public announcement (as defined in Section 2.7(c)) given before the date previously scheduled for such meeting.

Section 2.4. Quorum. Except as otherwise provided by applicable law, the Corporation’s Certificate of Incorporation, as the same may be amended or restated from time to time (the “Certificate of Incorporation”) or these By Laws, the presence, in person or by proxy, at a stockholders meeting of the holders of

Exhibit 3.2
shares of outstanding capital stock of the Corporation representing a majority of the voting power of all outstanding shares of capital stock of the Corporation entitled to vote at such meeting shall constitute a quorum for the transaction of business at such meeting, except that when specified business is to be voted on by a class or series of stock voting as a class, the holders of shares representing a majority of the voting power of the outstanding shares of such class or series shall constitute a quorum of such class or series for the transaction of such business. If a quorum shall not be present or represented by proxy at any meeting of the stockholders of the Corporation, the chair of the meeting may adjourn the meeting from time to time in the manner provided in Section 2.6 until a quorum shall attend. The stockholders present at a duly convened meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the voting power of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation or any such other corporation to vote shares held by it in a fiduciary capacity.

Section 2.5. Voting of Shares.

(a) Voting Lists. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders of record entitled to vote at such meeting; provided, however, that if the record date for determining the stockholders entitled to vote is less than 10 days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date, arranged in alphabetical order and showing the address and the number of shares registered in the name of each stockholder. Nothing contained in this Section 2.5(a) shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least 10 days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list required by this Section 2.5(a) or to vote in person or by proxy at any meeting of stockholders.

(b) Manner of Voting. At any stockholders meeting, every stockholder entitled to vote may vote in person or by proxy. If authorized by the Board, the voting by stockholders or proxy holders at any meeting conducted by remote communication may be effected by a ballot submitted by electronic transmission (as defined in Section 9.3), provided that any such electronic transmission must either set forth or be submitted with information from which the Corporation can determine that the electronic transmission was authorized by the stockholder or proxy holder. The Board, in its discretion, or the chair of the meeting of stockholders, in such person’s discretion, may require that any votes cast at such meeting shall be cast by written ballot. Any stockholder directly or indirectly soliciting proxies in connection with a nomination made pursuant to Section 2.9 or Section 3.2 from other stockholders may use any proxy card color other than white, which shall be reserved for exclusive use by the Board.

(c) Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. Without limiting the manner in which a stockholder may authorize another person or persons to act for such stockholder as proxy, either of the following shall constitute a valid means by which a stockholder may grant such authority.

(i) A stockholder may execute a writing authorizing another person or persons to act for such stockholder as proxy. Execution may be accomplished by the stockholder or such stockholder’s authorized officer, director, employee or agent signing such writing or causing such person’s signature to be affixed to such writing by any reasonable means, including, but not limited to, by facsimile signature.

Exhibit 3.2
(ii) A stockholder may authorize another person or persons to act for such stockholder as proxy by transmitting or authorizing the transmission of an electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder. Any copy, telecommunication or other reliable reproduction of the writing or transmission authorizing another person or persons to act as proxy for a stockholder may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used; provided that such copy, telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

(d) Required Vote. Subject to the rights of the holders of one or more series of preferred stock of the Corporation (“Preferred Stock”), voting separately by class or series, to elect directors pursuant to the terms of one or more series of Preferred Stock, at all meetings of stockholders at which a quorum is present, the election of directors shall be determined by a plurality of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon. All other matters presented to the stockholders at a meeting at which a quorum is present shall be determined by the vote of a majority of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon, unless the matter is one upon which, by applicable law, the Certificate of Incorporation, these By Laws or applicable stock exchange rules, a different vote is required, in which case such provision shall govern and control the decision of such matter.

(e) Inspectors of Election. The Board may, and shall if required by law, in advance of any meeting of stockholders, appoint one or more persons as inspectors of election, who may be employees of the Corporation or otherwise serve the Corporation in other capacities, to act at such meeting of stockholders or any adjournment thereof and to make a written report thereof. The Board may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspectors of election or alternates are appointed by the Board, the chair of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall ascertain and report the number of outstanding shares and the voting power of each; determine the number of shares present in person or represented by proxy at the meeting and the validity of proxies and ballots; count all votes and ballots and report the results; determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; and certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. No person who is a candidate for an office at an election may serve as an inspector at such election. Each report of an inspector shall be in writing and signed by the inspector or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors.

Section 2.6. Adjournments. Any meeting of stockholders, annual or special, may be adjourned, from time to time, whether or not there is a quorum, to reconvene at the same or some other place. Notice need not be given of any such adjourned meeting if the date, time, and place, if any, thereof, and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting the stockholders, or the holders of any class or series of stock entitled to vote separately as a class, as the case may be, may transact any business that might have been transacted at the original meeting. If the adjournment is for more than 30 days, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board shall fix a new record date for notice of such adjourned meeting in accordance with Section 9.2, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.

Section 2.7. Advance Notice for Business.

Exhibit 3.2
(a) Annual Meetings of Stockholders. No business (other than nominations of individual(s) for election to the Board) may be transacted at an annual meeting of stockholders, other than business that is either (i) specified in the Corporation’s notice of meeting (or any supplement thereto), (ii) otherwise properly brought before the annual meeting by or at the direction of the Board or (iii) otherwise properly brought before the annual meeting by any stockholder of the Corporation (x) who is a stockholder of record on the date of the giving of the notice provided for in this Section 2.7(a) and on the record date for the determination of stockholders entitled to vote at such annual meeting and (y) who complies with the notice procedures set forth in this Section 2.7(a). Notwithstanding anything in this Section 2.7(a) to the contrary, only persons nominated for election as a director to fill any term of a directorship that expires on the date of the annual meeting pursuant to Section 3.2 will be considered for election at such meeting.

(i) In addition to any other applicable requirements, for business (other than nominations) to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation and such business must otherwise be a proper matter for stockholder action. Subject to Section 2.7(a)(iii), a stockholder’s notice to the Secretary with respect to such business, to be timely, must be delivered personally to, or mailed to and received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the 90th day nor earlier than the close of business on the 120th day before the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is more than 30 days before or more than 70 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day before the meeting and not later than the later of (x) the close of business on the 90th day before the meeting or (y) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting is first made by the Corporation. The public announcement of an adjournment or postponement of an annual meeting shall not commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described in this Section 2.7(a).

(ii) To be in proper written form, a stockholder’s notice to the Secretary with respect to any business (other than nominations) must set forth as to each such matter such stockholder proposes to bring before the annual meeting (A) a brief description of the business desired to be brought before the annual meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event such business includes a proposal to amend these By Laws, the language of the proposed amendment) and the reasons for conducting such business at the annual meeting, (B) the name and record address of such stockholder and the name and address of the beneficial owner, if any, on whose behalf the proposal is made, (C) the class or series and number of shares of capital stock of the Corporation that are owned beneficially and of record by such stockholder and by the beneficial owner, if any, on whose behalf the proposal is made, (D) a description of all arrangements or understandings between such stockholder and the beneficial owner, if any, on whose behalf the proposal is made and any other person or persons (including their names) in connection with the proposal of such business by such stockholder, (E) any material interest of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made in such business and (F) a representation that such stockholder (or a Qualified Representative of such stockholder) intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

(iii) The foregoing notice requirements of this Section 2.7(a) shall be deemed satisfied by a stockholder as to any proposal (other than nominations) if the stockholder has notified the Corporation of such stockholder’s intention to present such proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and such stockholder has complied with the requirements of such Rule for inclusion of such proposal in a proxy statement prepared by the Corporation to solicit proxies for such annual meeting. No business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 2.7(a), provided, however, that once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 2.7(a) shall be deemed to preclude discussion by any stockholder of any such business. If

Exhibit 3.2
the Board or the chair of the annual meeting determines that any stockholder proposal was not made in accordance with the provisions of this Section 2.7(a) or that the information provided in a stockholder’s notice does not satisfy the information requirements of this Section 2.7(a), such proposal shall not be presented for action at the annual meeting. Notwithstanding the foregoing provisions of this Section 2.7(a), if the stockholder (or a Qualified Representative of the stockholder) does not appear at the annual meeting of stockholders of the Corporation to present the proposed business, such proposed business shall not be transacted, notwithstanding that proxies in respect of such matter may have been received by the Corporation.

(iv) In addition to the provisions of this Section 2.7(a), a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein. Nothing in this Section 2.7(a) shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

(b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting only pursuant to Section 3.2.

(c) Public Announcement. For purposes of these By Laws, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act (or any successor thereto).

Section 2.8. Conduct of Meetings. The chair of each annual and special meeting of stockholders shall be the Chair of the Board or, in the absence (or inability or refusal to act) of the Chair of the Board, the Chief Executive Officer (if he or she shall be a director) or, in the absence (or inability or refusal to act) of the Chief Executive Officer or if the Chief Executive Officer is not a director, the President (if he or she shall be a director) or, in the absence (or inability or refusal to act) of the President or if the President is not a director, such other person as shall be appointed by the Board. The Board may adopt such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with these By Laws or such rules and regulations as adopted by the Board, the chair of any meeting of stockholders shall have the right and authority to convene and to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chair, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chair of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present; (c) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chair of the meeting shall determine; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (e) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board or the chair of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure. The secretary of each annual and special meeting of stockholders shall be the Secretary or, in the absence (or inability or refusal to act) of the Secretary, an Assistant Secretary so appointed to act by the chair of the meeting. In the absence (or inability or refusal to act) of the Secretary and all Assistant Secretaries, the chair of the meeting may appoint any person to act as secretary of the meeting.

Section 2.9. Proxy Access.

(a) Information to be Included in the Corporation’s Proxy Materials. Subject to the provisions of this Section 2.9 and to the extent permitted by applicable law, for an annual meeting of stockholders, the Corporation shall include in its proxy statement and in its form of proxy for such annual meeting, in addition to any persons nominated for election by or at the direction of the Board (or any committee thereof), the name and the Required Information (as defined in Section 2.9(b)) of any person

Exhibit 3.2
nominated for election to the Board who satisfies the eligibility requirements in this Section 2.9 (a “Proxy Access Nominee”) and who is identified in a proper written notice (the “Proxy Access Notice”) that complies with, and is timely delivered pursuant to, this Section 2.9 by an Eligible Stockholder (as defined in Section 2.9(d)), in each case as determined by the Board or a committee thereof. Notwithstanding anything to the contrary contained in this Section 2.9, the Corporation may omit from its proxy materials any information or Supporting Statement (as defined in Section 2.9(c)) (or portions thereof) that it, in good faith, believes (i) would violate any applicable law or regulation or (ii) directly or indirectly impugns the character, integrity or personal reputation of, or directly or indirectly makes charges concerning improper, illegal or immoral conduct or associations, without factual foundation, with respect to any person or entity.

(b) Definition of Required Information. For the purposes of this Section 2.9, the “Required Information” that the Corporation shall include in its proxy statement is (i) the information concerning the Proxy Access Nominee and the Eligible Stockholder that the Corporation determines is required to be disclosed in the Corporation’s proxy statement by the applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder and (ii) if the Eligible Stockholder so elects, a Supporting Statement. Nothing in this Section 2.9 shall limit the Corporation’s ability to solicit against or for, and include in its proxy materials its own statements relating to, any Eligible Stockholder or Proxy Access Nominee.

(c) Definition of Supporting Statement. For each of its Proxy Access Nominees, the Eligible Stockholder may, at its option, provide to the Secretary, at the time the Proxy Access Notice is provided, one written statement, not to exceed 500 words, in support of such Proxy Access Nominee’s candidacy (a “Supporting Statement”). Only one Supporting Statement may be submitted by an Eligible Stockholder (including any group of persons together constituting an Eligible Stockholder) for each Proxy Access Nominee.

(d) Definition of Eligible Stockholder. For the purposes of this Section 2.9, an “Eligible Stockholder” is one or more persons who:

(i) own and have owned (in each case, as defined in Section 2.9(f)) continuously for at least three years prior to the date the Proxy Access Notice is received at the principal executive offices of the Corporation (the “Minimum Holding Period”) a number of shares of stock of the Corporation that represents at least 3% of the voting power of all shares of capital stock of the Corporation issued and outstanding and entitled to vote in the election of directors as of the most recent date for which such amount is set forth in any public disclosure made by the Corporation prior to the date the Proxy Access Notice is received at the principal executive offices of the Corporation (the “Required Shares”);

(ii) continues to own the Required Shares through the date of the annual meeting of stockholders; and

(iii) satisfies all other requirements of, and complies with all applicable procedures set forth in, this Section 2.9; provided that the aggregate number of record stockholders and beneficial owners whose stock ownership is counted for the purposes of satisfying the foregoing ownership requirement shall not exceed 20. Two or more funds that are part of the same Qualifying Fund Group (as defined in Section 2.9(e)) shall be treated as one record stockholder or beneficial owner for purposes of determining the aggregate number of record stockholders and beneficial owners in this paragraph and shall be treated as one person for the purpose of determining “ownership” as defined in Section 2.9(f). No record stockholder (other than a Custodian Holder (as defined below)) or beneficial owner may be a member of more than one group constituting an Eligible Stockholder with respect to any annual meeting of stockholders, and no shares may be attributed to more than one Eligible Stockholder or group constituting an Eligible Stockholder. If any person (other than a Custodian Holder) purports to be a member of more than one group constituting an Eligible Stockholder, such person shall only be deemed to be a member of the group that has the largest ownership position (as reflected in the applicable Proxy Access Notice). “Custodian Holder,” with respect to any Eligible Stockholder, means any broker, bank or custodian (or similar nominee) who (i) is acting solely as a nominee on behalf of a beneficial owner and (ii) does not own (as defined in Section 2.9(f)) any of the shares comprising

Exhibit 3.2
the Required Shares of the Eligible Stockholder. For the avoidance of doubt, Required Shares will qualify as such if and only if the beneficial owner of such shares as of the date of the Proxy Access Notice has itself beneficially owned such shares continuously for the Minimum Holding Period and through the date of the annual meeting of stockholders (in addition to the other applicable requirements being met).

Whenever the Eligible Stockholder consists of a group of persons (including a group of funds that are part of the same Qualifying Fund Group), each provision in this Section 2.9 that requires the Eligible Stockholder to provide any written statements, representations, undertakings, agreements or other instruments or to meet any other conditions shall be deemed to require each such person (including each individual fund) that is a member of such group (other than a Custodian Holder) to provide such statements, representations, undertakings, agreements or other instruments and to meet such other conditions (except that the members of such group may aggregate the shares that each member has owned continuously for the Minimum Holding Period in order to meet the 3% ownership requirement of the “Required Shares” definition).

(e) Definition of Qualifying Fund Group. For the purposes of this Section 2.9, a “Qualifying Fund Group” means two or more funds that are (i) under common management and investment control, (ii) under common management and funded primarily by the same employer or (iii) a “group of investment companies,” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended.

(f) Definition of Ownership. For the purposes of this Section 2.9, a person shall be deemed to “own” only those outstanding shares of stock of the Corporation as to which the person possesses both:

(i) the full voting and investment rights pertaining to such shares; and

(ii) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the number of shares calculated in accordance with the foregoing clause (i) and this clause (ii) shall not include any shares:

(A) sold by such person or any of its affiliates in any transaction that has not been settled or closed;

(B) borrowed by such person or any of its affiliates for any purpose or purchased by such person or any of its affiliates pursuant to an agreement to resell; or

(C) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such person or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of the Corporation, in any such case which instrument or agreement has, or is intended to have, or if exercised would have, the purpose or effect of:

(1) reducing in any manner, to any extent or at any time in the future, such person’s or any of its affiliates’ full right to vote or direct the voting of any such shares; or

(2) hedging, offsetting or altering to any degree gain or loss arising from the full economic ownership of such shares by such person or any of its affiliates.

A person’s ownership of shares shall be deemed to continue during any period in which the person has:

(iii) delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement that is revocable at any time by the person without condition; or

Exhibit 3.2
(iv) loaned such shares; provided that the person has the power to recall such loaned shares on not more than five business days’ notice and has recalled such loaned shares as of the date of the annual meeting of stockholders.

The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. For the purposes of this Section 2.9, “affiliate” shall have the meaning ascribed thereto in the rules and regulations promulgated under the Exchange Act. Whether outstanding shares of the common stock of the Corporation are “owned” for the purposes of this Section 2.9 shall be determined by the Board or any committee thereof.

(g) Notice Period. To be timely under this Section 2.9, the Proxy Access Notice must be delivered personally to, or mailed to and received by the Secretary at the principal executive offices of the Corporation not later than the 120th day nor earlier than the 150th day prior to the first anniversary of the filing date of the Corporation’s definitive proxy statement for the prior year’s annual meeting of stockholders, provided, however, that in the event that the annual meeting is more than 30 days before or more than 70 days after such anniversary date, the Proxy Access Notice must be received (i) no earlier than 150 days prior to such annual meeting and (ii) no later than the later of 120 days prior to such annual meeting and 10 days following the day the notice of such annual meeting was made by mail or public disclosure. In no event shall an adjournment or postponement, or public disclosure of an adjournment or postponement, of an annual meeting of stockholders commence a new time period (or extend any time period) for the giving of the Proxy Access Notice pursuant to this Section 2.9.

(h) Form of Notice. To be in proper written form, the Proxy Access Notice must include or be accompanied by the following:

(i) a written statement by the Eligible Stockholder certifying as to the number of shares it owns and has owned continuously for the Minimum Holding Period, and the Eligible Stockholder’s agreement to provide (A) within five business days following the later of the record date for the annual meeting of stockholders or the date on which notice of the record date is first publicly disclosed, a written statement by the Eligible Stockholder certifying as to the number of shares it owns and has owned continuously through the record date and (B) prompt notice if the Eligible Stockholder ceases to own a number of shares at least equal to the Required Shares prior to the date of the annual meeting;

(ii) if the Eligible Stockholder is not a record stockholder of the Required Shares, proof that the Eligible Stockholder owns, and has owned continuously for the Minimum Holding Period, the Required Shares, in a form that would be deemed by the Corporation to be acceptable pursuant to Rule 14a-8(b)(2) under the Exchange Act (or any successor rule) for purposes of a shareholder proposal;

(iii) a copy of the Schedule 14N that has been or is concurrently being filed with the SEC as required by Rule 14a-18 under the Exchange Act;

(iv) as to the Eligible Stockholder, the information required by Section 3.2(d)(ii) to the extent not otherwise required by this Section 2.9, and, as to each Proxy Access Nominee, the information required by Section 3.2(d)(i) to the extent not otherwise required by this Section 2.9;

(v) as to each Proxy Access Nominee:

(A) an agreement, in a form deemed satisfactory by the Board or its designee (which form shall be provided by the Corporation reasonably promptly upon written request therefor), pursuant to which such Proxy Access Nominee shall not be named in any other person’s proxy statement or form of proxy;

(B) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material

Exhibit 3.2
relationships, between or among the Eligible Stockholder, such Proxy Access Nominee or their respective “associates” (as defined in Rule 14a-1 under the Exchange Act), or others acting in concert therewith, including all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the Eligible Stockholder or its affiliates or any person acting in concert therewith were the “registrant” for purposes of such rule and the person were a director or executive of such registrant; and

(C) a questionnaire and written representation and agreement required to be submitted by director nominees pursuant to Section 3.2(f).

(vi) an executed agreement, in a form deemed satisfactory by the Board or its designee (which form shall be provided by the Corporation reasonably promptly upon written request therefor), pursuant to which the Eligible Stockholder:

(A) represents that it and each of its Proxy Access Nominees are not excludable under Section 2.9(j);

(B) represents that it intends to continue to hold the Required Shares through the date of, and to vote the Required Shares at, the annual meeting of stockholders;

(C) represents that it acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control of the Corporation, and does not presently have such intent;

(D) represents and agrees that it has not nominated and will not nominate for election to the Board at the annual meeting of stockholders any person other than the Proxy Access Nominee(s) it is nominating pursuant to this Section 2.9;

(E) represents and agrees that it is not currently engaged as of the date of the agreement, and will not engage, in, and is not currently as of the date of the agreement, and will not be, a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting other than its Proxy Access Nominee(s) or a nominee of the Board;

(F) represents and agrees that it has not distributed and will not distribute to any stockholder any form of proxy for the annual meeting other than the form distributed by the Corporation;

(G) represents and agrees that it is currently in compliance as of the date of the agreement, and will comply, with all laws and regulations (including, without limitation, Rule 14a-9(a) under the Exchange Act) applicable to solicitations and the use, if any, of soliciting material in connection with the annual meeting;

(H) an undertaking that the Eligible Stockholder agrees to (1) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the stockholders of the Corporation or out of the information that the Eligible Stockholder provided to the Corporation and (2) indemnify and hold harmless the Corporation and each of its directors, officers and

Exhibit 3.2
employees individually against any liability, loss or damages (including attorneys’ fees) in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of any nomination submitted by the Eligible Stockholder pursuant to this Section 2.9; and

(I) agrees to file with the SEC any written solicitation of the stockholders relating to the meeting at which its Proxy Access Nominee(s) will be nominated, regardless of whether any such filing is required under Regulation 14A of the Exchange Act or whether any exemption from filing is available for such solicitation or other communication under Regulation 14A of the Exchange Act;

(vii) in the case of a nomination by a group of persons together constituting an Eligible Stockholder, the designation by all group members of one member of the group that is authorized to receive communications, notices and inquiries from the Corporation and to act on behalf of all members of the group with respect to all matters relating to the nomination under this Section 2.9 (including withdrawal of the nomination); and

(viii) in the case of a nomination by a group of persons together constituting an Eligible Stockholder in which two or more funds that are part of the same Qualifying Fund Group are counted as one record stockholder or beneficial owner for purposes of qualifying as an Eligible Stockholder, documentation reasonably satisfactory to the Corporation that demonstrates that the funds are part of the same Qualifying Fund Group.

(i) Additional Required Information. In addition to the information required pursuant to Section 2.9(h) or any other provision of these By Laws, (i) the Corporation may require any proposed Proxy Access Nominee to furnish any other information (A) that may reasonably be required by the Corporation to determine whether the Proxy Access Nominee would be independent under the Independence Standards (as defined in Section 2.9(j)), (B) that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such Proxy Access Nominee, (C) that may reasonably be required by the Corporation to determine the eligibility of such Proxy Access Nominee to serve as a director of the Corporation.

(j) Exclusion From Proxy Materials. Notwithstanding anything to the contrary contained in this Section 2.9, (i) the Corporation shall not be required to include any Proxy Access Nominees in its proxy materials pursuant to this Section 2.9 for any annual meeting of stockholders for which the Secretary of the Corporation receives a notice that a stockholder intends to nominate one or more persons for election to the Board pursuant to Section 3.2 and (ii) the Corporation shall not be required pursuant to this Section 2.9 to include a Proxy Access Nominee in its proxy materials for any annual meeting of stockholders, or, if the proxy statement has already been filed, to allow the nomination of a Proxy Access Nominee, notwithstanding that proxies in respect of such vote may have been received by the Board if the Board or any committee thereof determines that:

(A) such Proxy Access Nominee would not be an independent director under the applicable rules and listing standards of the principal U.S. securities exchanges upon which the stock of the Corporation is listed or traded, any applicable rules of the SEC or any other regulatory body with jurisdiction over the Corporation, or any publicly disclosed standards used by the Board in determining and disclosing the independence of the Corporation’s directors (collectively, the “Independence Standards”);

(B) election of the Proxy Access Nominee as a member of the Board would cause the Corporation to be in violation of its Certificate of Incorporation, these By Laws, the rules or listing standards of the principal U.S. securities exchanges upon which the stock of the Corporation is listed or traded, or any applicable law, rule or regulation;

Exhibit 3.2
(C) the Proxy Access Nominee is, or has been within the past three years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914;

(D) the Proxy Access Nominee is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past 10 years;

(E) the Proxy Access Nominee is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended;

(F) who otherwise becomes ineligible for inclusion in the Corporation’s proxy materials pursuant to this Section 2.9 or otherwise becomes ineligible, not qualified or unavailable for election at the annual meeting of stockholders, in each case as determined by the Board or any committee thereof pursuant to Section 2.9(n) or the person presiding over the annual meeting;

(G) such Proxy Access Nominee or the applicable Eligible Stockholder (or any member of any group of persons that together is such Eligible Stockholder) provided information to the Corporation in connection with such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make any statement made, in light of the circumstances under which it was made, not misleading; or

(H) such Proxy Access Nominee or the applicable Eligible Stockholder (or any member of any group of persons that together is such Eligible Stockholder) otherwise breaches or fails to comply with its representations, undertakings or obligations pursuant to these By Laws, including, without limitation, this Section 2.9; or

(I) the Eligible Stockholder ceases to be an Eligible Stockholder for any reason, including but not limited to not owning the Required Shares through the date of the applicable annual meeting.

(k) Permitted Number of Proxy Access Nominees.

(i) The maximum number of Proxy Access Nominees nominated by all Eligible Stockholders that will appear in the Corporation’s proxy materials with respect to an annual meeting of stockholders shall not exceed the greater of two or 20% of the number of directors in office and subject to election by the holders of capital stock as of the last day on which a Proxy Access Notice may be delivered pursuant to this Section 2.9 with respect to the annual meeting, or if the number of directors calculated in this clause (i) is not a whole number, the closest whole number below 20% but not less than one (such number, determined pursuant to this clause (i) or clause (ii), as applicable, the “Permitted Number”); provided, however, that if one or more vacancies on the Board for any reason occur after the deadline in Section 2.9(g) for delivery of the Proxy Access Notice and before the date of the applicable annual meeting of stockholders and the Board resolves to reduce the size of the Board in connection therewith such that the number of directors subject to election by the holders of capital stock is reduced, the Permitted Number shall be calculated based on the number of directors in office as so reduced. The Permitted Number shall also be reduced by (A) the number of director candidates who will be included in the Corporation’s proxy materials with respect to such annual meeting of stockholders as nominees unopposed (by the Corporation) or recommended by the Board pursuant to an agreement, arrangement or other understanding with a stockholder or group of stockholders (other than any such agreement, arrangement or understanding entered into in connection with an acquisition of stock from the Corporation by such stockholder or group of stockholders), (B) the number of incumbent director candidates who were previously elected to the Board as Proxy Access Nominees at any of the preceding two annual meetings of stockholders pursuant to this Section 2.9 and whose re-election at the upcoming annual meeting is being recommended by the Board and (C) the number of director candidates whose names were submitted for inclusion in the Corporation’s proxy materials pursuant to this Section 2.9 for the upcoming annual meeting of stockholders, but who were thereafter nominated for election at such meeting by the Board.

Exhibit 3.2
(ii) If the number of Proxy Access Nominees submitted by Eligible Stockholders pursuant to this Section 2.9 exceeds the Permitted Number, each Eligible Stockholder will select one Proxy Access Nominee for inclusion in the Corporation’s proxy materials until the Permitted Number is reached, going in order of the amount (largest to smallest) of shares of capital stock of the Corporation each Eligible Stockholder disclosed as owned in its respective Proxy Access Notice submitted to the Corporation. If the Permitted Number is not reached after each Eligible Stockholder has selected one Proxy Access Nominee, this selection process will continue as many times as necessary, following the same order each time, until the Permitted Number is reached. After reaching the Permitted Number of Proxy Access Nominees, if any Proxy Access Nominee who satisfies the eligibility requirements in this Section 2.9 thereafter (A) is nominated by the Board for election at the upcoming annual meeting of stockholders, (B) is not submitted for director election for any reason (including the failure to comply with or satisfy the eligibility requirements in this Section 2.9) other than due to a failure by the Corporation to include such Proxy Access Nominee in the Corporation’s proxy materials in violation of this Section 2.9, (C) withdraws his or her nomination (or his or her nomination is withdrawn by the applicable Eligible Stockholder) or (D) becomes unwilling to serve on the Board, then, in each such case, no other nominee or nominees shall be included in the Corporation’s proxy materials or otherwise submitted for director election pursuant to this Section 2.9 in substitution for such Proxy Access Nominee with respect to the annual meeting of stockholders.

(l) Attendance of Eligible Stockholder at Annual Meeting. Notwithstanding the foregoing provisions of this Section 2.9, unless otherwise required by law or otherwise determined by the person presiding over the meeting, if none of (i) the Eligible Stockholder or (ii) a Qualified Representative (as defined below) of the Eligible Stockholder appears at the annual meeting of stockholders to present such Eligible Stockholder’s Proxy Access Nominee(s), such nomination or nominations shall be disregarded and conclusively deemed withdrawn, notwithstanding that proxies in respect of the election of the Proxy Access Nominee(s) may have been received by the Corporation. A “Qualified Representative” of a stockholder (including, but not limited to, an Eligible Stockholder) means a person that is a duly authorized officer, manager or partner of such Eligible Stockholder or is authorized by a writing (i) executed by such Eligible Stockholder, (ii) delivered (or a reliable reproduction or electronic transmission of the writing is delivered) by such Eligible Stockholder to the Corporation prior to the taking of the action taken by such person on behalf of such Eligible Stockholder and (iii) stating that such person is authorized to act for such Eligible Stockholder with respect to the action to be taken.

(m) Restrictions on Re-nominations. Any Proxy Access Nominee who is included in the Corporation’s proxy materials for a particular annual meeting of stockholders but either (i) withdraws (or is deemed to have withdrawn pursuant to this Section 2.9) from or becomes ineligible or unavailable for election at that annual meeting, or (ii) does not receive a number of votes cast in favor of his or her election at least equal to 25% of the votes present in person or represented by proxy and entitled to vote in the election of directors, will be ineligible to be a Proxy Access Nominee pursuant to this Section 2.9 for the next two annual meetings of stockholders.

(n) Duty to Update, Supplement and Correct. Any information required by this Section 2.9 to be provided to the Corporation must be updated and supplemented by the Eligible Stockholder or Proxy Access Nominee, as applicable, by delivery to the Secretary (i) no later than 10 days after the record date for determining the stockholders entitled to vote at the annual meeting of stockholders, of such information as of such record date and (ii) no later than five days before the annual meeting of stockholders, of such information as of the date that is 10 days before the annual meeting of stockholders. Further, in the event that any information or communications provided (pursuant to this Section 2.9 or otherwise) by the Eligible Stockholder or the Proxy Access Nominee to the Corporation or its stockholders ceases to be true and correct in any respect or omits a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, each Eligible Stockholder or Proxy Access Nominee, as the case may be, shall promptly notify the Secretary of any such inaccuracy or omission in such previously provided information and of the information that is required to make such information or communication true and correct. For the avoidance of doubt, the requirement to update, supplement and correct such information shall not permit any Eligible Stockholder or other person to change or add any proposed Proxy Access Nominee or be deemed to cure any defects or limit the remedies

Exhibit 3.2
(including without limitation under these By Laws) available to the Corporation relating to any defect (including any inaccuracy or omission).

ARTICLE III

DIRECTORS

Section 3.1. Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By Laws required to be exercised or done by the stockholders. Directors need not be stockholders or residents of the State of Delaware.

Section 3.2. Advance Notice for Nomination of Directors.

(a) Only persons who are nominated in accordance with the procedures set forth in Section 2.9 or this Section 3.2 shall be eligible for election as directors of the Corporation, except as may be otherwise provided by the terms of one or more series of Preferred Stock with respect to the rights of holders of one or more series of Preferred Stock to elect directors. Notwithstanding the procedures set forth in Section 2.9, nominations of persons for election to the Board at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors as set forth in the Corporation’s notice of such special meeting, may be made (i) by or at the direction of the Board or (ii) by any stockholder of the Corporation (x) who is a stockholder of record on the date of the giving of the notice provided for in this Section 3.2 and on the record date for the determination of stockholders entitled to vote at such meeting and (y) who complies with the notice procedures set forth in this Section 3.2.

(b) In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation. To be timely, a stockholder’s notice to the Secretary must be delivered personally to, or mailed to and received by the Secretary at the principal executive offices of the Corporation (i) in the case of an annual meeting, not later than the close of business on the 90th day nor earlier than the close of business on the 120th day before the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is more than 30 days before or more than 70 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day before the meeting and not later than the later of (x) the close of business on the 90th day before the meeting or (y) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting was first made by the Corporation; and (ii) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the 10th day following the day on which public announcement of the date of the special meeting is first made by the Corporation. In no event shall the public announcement of an adjournment or postponement of an annual meeting or special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described in this Section 3.2.

(c) Notwithstanding anything in paragraph (b) to the contrary, in the event that the number of directors to be elected to the Board at an annual meeting is greater than the number of directors whose terms expire on the date of the annual meeting and there is no public announcement by the Corporation naming all of the nominees for the additional directors to be elected or specifying the size of the increased Board before the close of business on the 100th day prior to the anniversary date of the immediately preceding annual meeting of stockholders, a stockholder’s notice required by this Section 3.2 shall also be considered timely, but only with respect to nominees for the additional directorships created by such increase that are to be filled by election at such annual meeting, if it shall be delivered personally to, or mailed to and received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the date on which such public announcement was first made by the Corporation.

(d) To be in proper written form, a stockholder’s notice to the Secretary must set forth (i) as to each person whom the stockholder proposes to nominate for election as a director (A) the name, age,

Exhibit 3.2
business address and residence address of the person, (B) the principal occupation or employment of the person, (C) the class or series and number of shares of capital stock of the Corporation, if any, that are owned beneficially or of record by the person, (D) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, without regard to the application of the Exchange Act to either the nomination or the Corporation; and (ii) as to the stockholder giving the notice (the “Noticing Stockholder”) (A) the name and record address of such Noticing Stockholder as they appear on the Corporation’s books and the name and address of the beneficial owner, if any, on whose behalf the nomination is made, (B) the class or series and number of shares of capital stock of the Corporation that are owned beneficially and of record by such Noticing Stockholder and the beneficial owner, if any, on whose behalf the nomination is made, (C) a description of all arrangements or understandings relating to the nomination to be made by such Noticing Stockholder among the Noticing Stockholder, the beneficial owner, if any, on whose behalf the nomination is made, each proposed nominee and any other person or persons (including their names), (D) a representation that such Noticing Stockholder (or a Qualified Representative of such Noticing Stockholder) intends to appear in person or by proxy at the meeting to nominate the persons named in its notice, (E) any other information relating to such Noticing Stockholder and the beneficial owner, if any, on whose behalf the nomination is made that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected, and (F) a representation as to whether such Noticing Stockholder intends or is part of a group that intends to (1) solicit proxies in support of the election of any proposed nominee submitted by such Noticing Stockholder in accordance with Rule 14a-19 under the Exchange Act or (2) engage in a solicitation (within the meaning of Exchange Act Rule 14a-1(l)) with respect to the nomination, as applicable, submitted by such Noticing Stockholder and if so, the name of each participant (as defined in Item 4 of Schedule 14A under the Exchange Act) in such solicitation.

(e) Notwithstanding anything to the contrary in this Section 3.2, unless otherwise required by law, if a Noticing Stockholder (A) provides notice pursuant to Rule 14a-19(b) under the Exchange Act with respect to any proposed nominee for election as a director of the Corporation and (B) subsequently fails to comply with the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) under the Exchange Act (or fails to timely provide reasonable evidence sufficient to satisfy the Corporation that such stockholder has met the requirements of Rule 14a-19(a)(3) under the Exchange Act in accordance with the following sentence), then the nomination of each such proposed nominee shall be disregarded, notwithstanding that the nominee is included as a nominee in the Corporation’s proxy statement, notice of meeting or other proxy materials for any meeting (or any supplement thereto) and notwithstanding that proxies or votes in respect of the election of such proposed nominees may have been received by the Corporation (which proxies and votes shall be disregarded). Upon request by the Corporation, if any Noticing Stockholder provides notice pursuant to Rule 14a-19(b) under the Exchange Act, such stockholder shall deliver to the Corporation, no later than five business days prior to the applicable meeting, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) under the Exchange Act.

(f) In addition to the other requirements of this Section 3.2, each director nominee nominated pursuant to this Section 3.2 must deliver personally to, or mail to (in accordance with the time periods prescribed for delivery of notice under this Section 3.2) the Secretary at the principal executive offices of the Corporation (x) a written questionnaire (which questionnaire shall be provided by the Secretary upon written request of any stockholder of record identified by name within five business days of such written request) and (y) a written representation and agreement (in the form provided by the Secretary upon written request of any stockholder of record identified by name within five business days of such written request) that such person (i) is not and will not become a party to (1) any agreement, arrangement, or understanding (whether written or oral) with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the

Exhibit 3.2
Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the Corporation and (iii) if elected as a director of the Corporation, would be in compliance and will comply with all applicable rules of exchanges upon which the securities of the Corporation are listed and all applicable publicly disclosed policies and guidelines of the Corporation.

(g) If the Board or the chair of the meeting of stockholders determines that any nomination made pursuant to this Section 3.2 was not made in accordance with the provisions of this Section 3.2 or that the information provided in a Noticing Stockholder’s notice does not satisfy the information requirements of this Section 3.2, then such nomination shall not be considered at the meeting in question. Notwithstanding the foregoing provisions of this Section 3.2, if the Noticing Stockholder (or a Qualified Representative of the Noticing Stockholder) does not appear at the meeting of stockholders of the Corporation to present the nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such nomination may have been received by the Corporation.

(h) In addition to the provisions of this Section 3.2, a stockholder shall also comply with all of the applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein. Nothing in this Section 3.2 shall be deemed to affect any rights of the holders of Preferred Stock to elect directors pursuant to the Certificate of Incorporation.

Section 3.3. Compensation. Unless otherwise restricted by the Certificate of Incorporation or these By Laws, the Board shall have the authority to fix the compensation of directors, including for service on a committee of the Board. The directors may be reimbursed their expenses, if any, of attendance at each meeting of the Board. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of committees of the Board may be allowed like reimbursement of expenses for service on the committee.

ARTICLE IV

BOARD MEETINGS

Section 4.1. Annual Meetings. The Board shall meet as soon as practicable after the adjournment of each annual stockholders meeting at the place of the annual stockholders meeting unless the Board shall fix another time and place and give notice thereof in the manner required herein for special meetings of the Board. No notice to the directors shall be necessary to legally convene this meeting, except as provided in this Section 4.1.

Section 4.2. Regular Meetings. Regularly scheduled, periodic meetings of the Board may be held without notice at such times, dates and places (within or without the State of Delaware) as shall from time to time be determined by the Board.

Section 4.3. Special Meetings. Special meetings of the Board (a) may be called by the Chair of the Board or President and (b) shall be called by the Chair of the Board, President or Secretary on the written request of at least a majority of directors then in office, or the sole director, as the case may be, and shall be held at such time, date and place (within or without the State of Delaware) as may be determined by the person calling the meeting or, if called upon the request of directors or the sole director, as specified in such written request. Notice of each special meeting of the Board shall be given, as provided in Section 9.3, to each director (i) at least 24 hours before the meeting if such notice is oral notice given personally or by telephone or written notice given by hand delivery or by means of a form of electronic transmission and delivery; (ii) at least two days before the meeting if such notice is sent by a nationally recognized overnight delivery service; and (iii) at least five days before the meeting if such notice is sent through the United States mail. If the Secretary shall fail or refuse to give such notice, then the notice may be given by the officer who called the meeting or the directors who requested the meeting. Any and all business that may be transacted at a regular meeting of the Board may be transacted at a special meeting. Except as may be otherwise expressly provided by applicable law, the Certificate of Incorporation, or these By Laws, neither the business to be transacted at, nor the purpose of, any special meeting need be specified in the notice or waiver of notice of such meeting.

Exhibit 3.2
Section 4.4. Quorum; Required Vote. A majority of the Board shall constitute a quorum for the transaction of business at any meeting of the Board, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board, except as may be otherwise specifically provided by applicable law, the Certificate of Incorporation or these By Laws. If a quorum shall not be present at any meeting, a majority of the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

Section 4.5. Consent In Lieu of Meeting. Unless otherwise restricted by the Certificate of Incorporation or these By Laws, any action required or permitted to be taken at any meeting of the Board or any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions (or paper reproductions thereof) are filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 4.6. Organization. The chair of each meeting of the Board shall be the Chair of the Board or, in the absence (or inability or refusal to act) of the Chair of the Board, the Chief Executive Officer (if he or she shall be a director) or, in the absence (or inability or refusal to act) of the Chief Executive Officer or if the Chief Executive Officer is not a director, the President (if he or she shall be a director) or in the absence (or inability or refusal to act) of the President or if the President is not a director, a chair elected from the directors present. The Secretary shall act as secretary of all meetings of the Board. In the absence (or inability or refusal to act) of the Secretary, an Assistant Secretary shall perform the duties of the Secretary at such meeting. In the absence (or inability or refusal to act) of the Secretary and all Assistant Secretaries, the chair of the meeting may appoint any person to act as secretary of the meeting.

ARTICLE V

COMMITTEES OF DIRECTORS

Section 5.1. Establishment. The Board may by resolution of the Board designate one or more committees, each committee to consist of one or more of the directors of the Corporation. Each committee shall keep regular minutes of its meetings and report the same to the Board when required by the resolution designating such committee. The Board shall have the power at any time to fill vacancies in, to change the membership of, or to dissolve, any such committee.

Section 5.2. Available Powers. Any committee established pursuant to Section 5.1 hereof, to the extent permitted by applicable law and by resolution of the Board, shall have and may exercise all of the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it.

Section 5.3. Alternate Members. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in place of any such absent or disqualified member.

Section 5.4. Procedures. Unless the Board otherwise provides, the time, date, place, if any, and notice of meetings of a committee shall be determined by such committee. At meetings of a committee, a majority of the number of members of the committee (but not including any alternate member, unless such alternate member has replaced any absent or disqualified member at the time of, or in connection with, such meeting) shall constitute a quorum for the transaction of business. The act of a majority of the members present at any meeting at which a quorum is present shall be the act of the committee, except as otherwise specifically provided by applicable law, the Certificate of Incorporation, these By Laws or the Board. If a quorum is not present at a meeting of a committee, the members present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present. Unless the Board otherwise provides and except as provided in these By Laws, each committee designated by the Board may make, alter, amend and repeal rules for the conduct of its business. In

Exhibit 3.2
the absence of such rules each committee shall conduct its business in the same manner as the Board is authorized to conduct its business pursuant to Article IV of these By Laws.

ARTICLE VI

OFFICERS

Section 6.1. Officers. The officers of the Corporation elected by the Board shall be a Chair of the Board, a Chief Executive Officer, a President, a Chief Financial Officer, a Secretary and such other officers (including without limitation, Vice Presidents, Assistant Secretaries and a Treasurer) as the Board from time to time may determine. Officers elected by the Board shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article VI. Such officers shall also have such powers and duties as from time to time may be conferred by the Board. The Chief Executive Officer or President may also appoint such other officers (including without limitation one or more Vice Presidents and Controllers) as may be necessary or desirable for the conduct of the business of the Corporation. Such other officers shall have such powers and duties and shall hold their offices for such terms as may be provided in these By Laws or as may be prescribed by the Board or, if such officer has been appointed by the Chief Executive Officer or President, as may be prescribed by the appointing officer.

(a) Chair of the Board. The Chair of the Board shall preside when present at all meetings of the stockholders and the Board. The Chair of the Board shall have general supervision and control of the acquisition activities of the Corporation subject to the ultimate authority of the Board, and shall be responsible for the execution of the policies of the Board with respect to such matters. In the absence (or inability or refusal to act) of the Chair of the Board, the Chief Executive Officer (if he or she shall be a director) shall preside when present at all meetings of the stockholders and the Board. The powers and duties of the Chair of the Board shall not include supervision or control of the preparation of the financial statements of the Corporation (other than through participation as a member of the Board). The position of Chair of the Board and Chief Executive Officer may be held by the same person.

(b) Chief Executive Officer. The Chief Executive Officer shall be the chief executive officer of the Corporation, shall have general supervision of the affairs of the Corporation and general control of all of its business subject to the ultimate authority of the Board, and shall be responsible for the execution of the policies of the Board with respect to such matters, except to the extent any such powers and duties have been prescribed to the Chair of the Board pursuant to Section 6.1(a) above. In the absence (or inability or refusal to act) of the Chair of the Board, the Chief Executive Officer (if he or she shall be a director) shall preside when present at all meetings of the stockholders and the Board. The position of Chief Executive Officer and President may be held by the same person.

(c) President. The President shall make recommendations to the Chief Executive Officer on all operational matters that would normally be reserved for the final executive responsibility of the Chief Executive Officer. In the absence (or inability or refusal to act) of the Chair of the Board and Chief Executive Officer, the President (if he or she shall be a director) shall preside when present at all meetings of the stockholders and the Board. The President shall also perform such duties and have such powers as shall be designated by the Board. The position of President and Chief Executive Officer may be held by the same person.

(d) Vice Presidents. In the absence (or inability or refusal to act) of the President, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Board) shall perform the duties and have the powers of the President. Any one or more of the Vice Presidents may be given an additional designation of rank or function.

(e) Secretary.

(i) The Secretary shall attend all meetings of the stockholders, the Board and (as required) committees of the Board and shall record the proceedings of such meetings in books to be kept for that purpose. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board and shall perform such other duties as may be

Exhibit 3.2
prescribed by the Board, the Chair of the Board, Chief Executive Officer or President. The Secretary shall have custody of the corporate seal of the Corporation and the Secretary, or any Assistant Secretary, shall have authority to affix the same to any instrument requiring it, and when so affixed, it may be attested by his or her signature or by the signature of such Assistant Secretary. The Board may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing thereof by his or her signature.

(ii) The Secretary shall keep, or cause to be kept, at the principal executive offices of the Corporation or at the office of the Corporation’s transfer agent or registrar, if one has been appointed, a stock ledger, or duplicate stock ledger, showing the names of the stockholders and their addresses, the number and classes of shares held by each and, with respect to certificated shares, the number and date of certificates issued for the same and the number and date of certificates cancelled.

(f) Assistant Secretaries. The Assistant Secretary or, if there be more than one, the Assistant Secretaries in the order determined by the Board shall, in the absence (or inability or refusal to act) of the Secretary, perform the duties and have the powers of the Secretary.

(g) Chief Financial Officer. The Chief Financial Officer shall perform all duties commonly incident to that office (including, without limitation, the care and custody of the funds and securities of the Corporation, which from time to time may come into the Chief Financial Officer’s hands and the deposit of the funds of the Corporation in such banks or trust companies as the Board, the Chief Executive Officer or the President may authorize).

(h) Treasurer. The Treasurer shall, in the absence (or inability or refusal to act) of the Chief Financial Officer, perform the duties and exercise the powers of the Chief Financial Officer.

Section 6.2. Term of Office; Removal; Vacancies. The elected officers of the Corporation shall hold office until their successors are duly elected and qualified or until their earlier death, resignation, retirement, disqualification, or removal from office. Any officer may be removed, with or without cause, at any time by the Board. Any officer appointed by the Chief Executive Officer or President may also be removed, with or without cause, by the Chief Executive Officer or President, as the case may be, unless the Board otherwise provides. Any vacancy occurring in any elected office of the Corporation may be filled by the Board. Any vacancy occurring in any office appointed by the Chief Executive Officer or President may be filled by the Chief Executive Officer, or President, as the case may be, unless the Board then determines that such office shall thereupon be elected by the Board, in which case the Board shall elect such officer.

Section 6.3. Multiple Officeholders; Stockholder and Director Officers. Any number of offices may be held by the same person unless the Certificate of Incorporation or these By Laws otherwise provide. Officers need not be stockholders or residents of the State of Delaware.

ARTICLE VII

SHARES

Section 7.1. Certificated and Uncertificated Shares. The shares of the Corporation may be certificated or uncertificated, subject to the sole discretion of the Board and the requirements of the DGCL.

Section 7.2. Multiple Classes of Stock. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the Corporation shall (a) cause the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights to be set forth in full or summarized on the face or back of any certificate that the Corporation issues to represent shares of such class or series of stock or (b) in the case of uncertificated shares, within a reasonable time after the issuance or transfer of such shares, send to the registered owner thereof a written notice containing the information required to be set forth on certificates as specified in clause (a) above; provided, however, that, except as otherwise provided by applicable law, in lieu of the foregoing requirements, there may be set forth on the face or back of such certificate or, in the case of uncertificated

Exhibit 3.2
shares, on such written notice a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences or rights.

Section 7.3. Signatures. Each certificate representing capital stock of the Corporation shall be signed by or in the name of the Corporation by (a) the Chair of the Board, the Chief Executive Officer, the President or a Vice President and (b) the Chief Financial Officer, Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Corporation. Any or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar on the date of issue.

Section 7.4. Consideration and Payment for Shares.

(a) Subject to applicable law and the Certificate of Incorporation, shares of stock may be issued for such consideration, having in the case of shares with par value a value not less than the par value thereof, and to such persons, as determined from time to time by the Board. The consideration may consist of cash, tangible or intangible property or any benefit to the Corporation or any combination thereof.

(b) Subject to applicable law and the Certificate of Incorporation, shares may not be issued until the full amount of the consideration has been paid, unless upon the face or back of each certificate issued to represent any partly paid shares of capital stock or upon the books and records of the Corporation in the case of partly paid uncertificated shares, there shall have been set forth the total amount of the consideration to be paid therefor and the amount paid thereon up to and including the time said certificate representing certificated shares or said uncertificated shares are issued.

Section 7.5. Lost, Destroyed or Wrongfully Taken Certificates.

(a) If an owner of a certificate representing shares claims that such certificate has been lost, destroyed or wrongfully taken, the Corporation shall issue a new certificate representing such shares or such shares in uncertificated form if the owner: (i) requests such a new certificate before the Corporation has notice that the certificate representing such shares has been acquired by a protected purchaser; (ii) if requested by the Corporation, delivers to the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, wrongful taking or destruction of such certificate or the issuance of such new certificate or uncertificated shares; and (iii) satisfies other reasonable requirements imposed by the Corporation.

(b) If a certificate representing shares has been lost, apparently destroyed or wrongfully taken, and the owner fails to notify the Corporation of that fact within a reasonable time after the owner has notice of such loss, apparent destruction or wrongful taking and the Corporation registers a transfer of such shares before receiving notification, the owner shall be precluded from asserting against the Corporation any claim for registering such transfer or a claim to a new certificate representing such shares or such shares in uncertificated form.

Section 7.6. Transfer of Stock.

(a) If a certificate representing shares of the Corporation is presented to the Corporation with an endorsement requesting the registration of transfer of such shares or an instruction is presented to the Corporation requesting the registration of transfer of uncertificated shares, the Corporation shall register the transfer as requested if:

(i) in the case of certificated shares, the certificate representing such shares has been surrendered;

(ii) (A) with respect to certificated shares, the endorsement is made by the person specified by the certificate as entitled to such shares; (B) with respect to uncertificated

Exhibit 3.2
shares, an instruction is made by the registered owner of such uncertificated shares; or (C) with respect to certificated shares or uncertificated shares, the endorsement or instruction is made by any other appropriate person or by an agent who has actual authority to act on behalf of the appropriate person;

(iii) the Corporation has received a guarantee of signature of the person signing such endorsement or instruction or such other reasonable assurance that the endorsement or instruction is genuine and authorized as the Corporation may request;

(iv) the transfer does not violate any restriction on transfer imposed by the Corporation that is enforceable in accordance with Section 7.8(a); and

(v) such other conditions for such transfer as shall be provided for under applicable law have been satisfied.

(b) Whenever any transfer of shares shall be made for collateral security and not absolutely, the Corporation shall so record such fact in the entry of transfer if, when the certificate for such shares is presented to the Corporation for transfer or, if such shares are uncertificated, when the instruction for registration of transfer thereof is presented to the Corporation, both the transferor and transferee request the Corporation to do so.

Section 7.7. Registered Stockholders. Before due presentment for registration of transfer of a certificate representing shares of the Corporation or of an instruction requesting registration of transfer of uncertificated shares, the Corporation may treat the registered owner as the person exclusively entitled to inspect for any proper purpose the stock ledger and the other books and records of the Corporation, vote such shares, receive dividends or notifications with respect to such shares and otherwise exercise all the rights and powers of the owner of such shares, except that a person who is the beneficial owner of such shares (if held in a voting trust or by a nominee on behalf of such person) may, upon providing documentary evidence of beneficial ownership of such shares and satisfying such other conditions as are provided under applicable law, may also so inspect the books and records of the Corporation.

Section 7.8. Effect of the Corporation’s Restriction on Transfer.

(a) A written restriction on the transfer or registration of transfer of shares of the Corporation or on the amount of shares of the Corporation that may be owned by any person or group of persons, if permitted by the DGCL and noted conspicuously on the certificate representing such shares or, in the case of uncertificated shares, contained in a notice sent pursuant to Section 7.2, may be enforced against the holder of such shares or any successor or transferee of the holder including an executor, administrator, trustee, guardian or other fiduciary entrusted with like responsibility for the person or estate of the holder.

(b) A restriction imposed by the Corporation on the transfer or the registration of shares of the Corporation or on the amount of shares of the Corporation that may be owned by any person or group of persons, even if otherwise lawful, is ineffective against a person without actual knowledge of such restriction unless: (i) the shares are certificated and such restriction is noted conspicuously on the certificate; or (ii) the shares are uncertificated and such restriction was contained in a notice sent pursuant to Section 7.2.

Section 7.9. Regulations. The Board shall have power and authority to make such additional rules and regulations, subject to any applicable requirement of law, as the Board may deem necessary and appropriate with respect to the issue, transfer or registration of transfer of shares of stock or certificates representing shares. The Board may appoint one or more transfer agents or registrars and may require for the validity thereof that certificates representing shares bear the signature of any transfer agent or registrar so appointed.

ARTICLE VIII

INDEMNIFICATION

Exhibit 3.2

Section 8.1. Limitation of Director Liability. A director or officer of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended unless a director or officer violated his or her duty of loyalty to the Corporation or its stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived improper personal benefit from his or her actions as a director or, in the case of an officer, in any action by or in the right of the Corporation. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director or officer of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

Section 8.2. Right to Indemnification and Advancement of Expenses.

(a) To the fullest extent permitted by applicable law, as the same exists or may hereafter be amended, the Corporation shall indemnify, defend and hold harmless each person who is or was made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that he or she is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan (an “Indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, against all liability and loss suffered and expenses (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred by such Indemnitee in connection with such proceeding. The Corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys’ fees) incurred by an Indemnitee in defending or otherwise participating in any proceeding in advance of its final disposition; provided, however, that, to the extent required by applicable law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking, by or on behalf of the Indemnitee, to repay all amounts so advanced if it shall ultimately be determined that the Indemnitee is not entitled to be indemnified under this Section 8.2 or otherwise. The rights to indemnification and advancement of expenses conferred by this Section 8.2 shall be contract rights and such rights shall continue as to an Indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators. Notwithstanding the foregoing provisions of this Section 8.2(a), except for proceedings to enforce rights to indemnification and advancement of expenses, the Corporation shall indemnify and advance expenses to an Indemnitee in connection with a proceeding (or part thereof) initiated by such Indemnitee only if such proceeding (or part thereof) was authorized by the Board.

(b) The rights to indemnification and advancement of expenses conferred on any Indemnitee by this Section 8.2 shall not be exclusive of any other rights that any Indemnitee may have or hereafter acquire under law, these By Laws, the Certificate of Incorporation, an agreement, vote of stockholders or disinterested directors, or otherwise.

Section 8.3. Right of Indemnitee to Bring Suit. If a claim under Section 8.2 is not paid in full by the Corporation within 60 days after a written claim therefor has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Indemnitee shall also be entitled to be paid the expense of prosecuting or defending such suit. In (a) any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by an Indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (b) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that, the Indemnitee has not met any applicable

Exhibit 3.2
standard for indemnification set forth in the DGCL. Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including a determination by its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, shall be a defense to such suit. In any suit brought by the Indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article VIII or otherwise shall be on the Corporation.

Section 8.4. Non-Exclusivity of Rights. The rights provided to any Indemnitee pursuant to this Article VIII shall not be exclusive of any other right, which such Indemnitee may have or hereafter acquire under applicable law, the Certificate of Incorporation, these By Laws, an agreement, a vote of stockholders or disinterested directors, or otherwise.

Section 8.5. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and/or any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Section 8.6. Indemnification of Other Persons. This Article VIII shall not limit the right of the Corporation to the extent and in the manner authorized or permitted by law to indemnify and to advance expenses to persons other than Indemnitees. Without limiting the foregoing, the Corporation may, to the extent authorized from time to time by the Board, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation and to any other person who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, to the fullest extent of the provisions of this Article VIII with respect to the indemnification and advancement of expenses of Indemnitees under this Article VIII.

Section 8.7. Amendments. Any repeal or amendment of this Article VIII by the Board or the stockholders of the Corporation or by changes in applicable law, or the adoption of any other provision of these By Laws inconsistent with this Article VIII, will, to the extent permitted by applicable law, be prospective only (except to the extent such amendment or change in applicable law permits the Corporation to provide broader indemnification rights to Indemnitees on a retroactive basis than permitted prior thereto), and will not in any way diminish or adversely affect any right or protection existing hereunder in respect of any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision; provided, however, that amendments or repeals of this Article VIII shall require the affirmative vote of the stockholders holding at least a majority of the voting power of all outstanding shares of capital stock of the Corporation.

Section 8.8. Certain Definitions. For purposes of this Article VIII, (a) references to “other enterprise” shall include any employee benefit plan; (b) references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; (c) references to “serving at the request of the Corporation” shall include any service that imposes duties on, or involves services by, a person with respect to any employee benefit plan, its participants, or beneficiaries; and (d) a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interest of the Corporation” for purposes of Section 145 of the DGCL.

Section 8.9. Contract Rights. The rights provided to Indemnitees pursuant to this Article VIII shall be contract rights and such rights shall continue as to an Indemnitee who has ceased to be a director, officer, agent or employee and shall inure to the benefit of the Indemnitee’s heirs, executors and administrators.

Section 8.10. Severability. If any provision or provisions of this Article VIII shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the

Exhibit 3.2
remaining provisions of this Article VIII shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Article VIII (including, without limitation, each such portion of this Article VIII containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

ARTICLE IX

MISCELLANEOUS

Section 9.1. Place of Meetings. If the place of any meeting of stockholders, the Board or committee of the Board for which notice is required under these By Laws is not designated in the notice of such meeting, such meeting shall be held at the principal business office of the Corporation; provided, however, that if the Board has, in its sole discretion, determined that a meeting shall not be held at any place, but instead shall be held by means of remote communication pursuant to Section 9.5 hereof, then such meeting shall not be held at any place.

Section 9.2. Fixing Record Dates.

(a) In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If the Board so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the business day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with the foregoing provisions of this Section 9.2(a) at the adjourned meeting.

(b) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

Section 9.3. Means of Giving Notice.

(a) Notice to Directors. Whenever under applicable law, the Certificate of Incorporation or these By Laws notice is required to be given to any director, such notice shall be given either (i) in writing and sent by mail, or by a nationally recognized delivery service, (ii) by means of telecommunication, electronic mail or other form of electronic transmission, or (iii) by oral notice given personally or by telephone. A notice to a director will be deemed given as follows: (A) if given by hand delivery, orally, or by telephone, when actually received by the director, (B) if sent through the United States mail, when deposited in the United States mail, with postage and fees thereon prepaid, addressed to the director at the director’s address appearing on the records of the Corporation, (C) if sent for next day delivery by a nationally recognized overnight delivery service, when deposited with such service, with fees thereon prepaid, addressed to the director at the director’s address appearing on the records of the Corporation, (D) if sent by telecommunication, when sent to the transmission number for such director appearing on the records of the Corporation, (E) if sent by electronic mail, when sent to the electronic mail

Exhibit 3.2
address for such director appearing on the records of the Corporation, or (F) if sent by any other form of electronic transmission, when sent to the address, location or number (as applicable) for such director appearing on the records of the Corporation.

(b) Electronic Transmission. “Electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

(c) Notice to Stockholders Sharing Same Address. Without limiting the manner by which notice otherwise may be given effectively by the Corporation to stockholders, any notice to stockholders given by the Corporation under any provision of the DGCL, the Certificate of Incorporation or these By Laws shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given. A stockholder may revoke such stockholder’s consent by delivering written notice of such revocation to the Corporation. Any stockholder who fails to object in writing to the Corporation within 60 days of having been given written notice by the Corporation of its intention to send such a single written notice shall be deemed to have consented to receiving such single written notice.

(d) Exceptions to Notice Requirements. Whenever notice is required to be given, under the DGCL, the Certificate of Incorporation or these By Laws, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting that shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the Corporation is such as to require the filing of a certificate with the Secretary of State of Delaware, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.

Whenever notice is required to be given by the Corporation, under any provision of the DGCL, the Certificate of Incorporation or these By Laws, to any stockholder to whom (1) notice of two consecutive annual meetings of stockholders and all notices of stockholder meetings to such stockholder during the period between such two consecutive annual meetings, or (2) all, and at least two payments (if sent by first-class mail) of dividends or interest on securities during a 12-month period, have been mailed addressed to such stockholder at such stockholder’s address as shown on the records of the Corporation and have been returned undeliverable, the giving of such notice to such stockholder shall not be required. Any action or meeting that shall be taken or held without notice to such stockholder shall have the same force and effect as if such notice had been duly given. If any such stockholder shall deliver to the Corporation a written notice setting forth such stockholder’s then-current address, the requirement that notice be given to such stockholder shall be reinstated. In the event that the action taken by the Corporation is such as to require the filing of a certificate with the Secretary of State of Delaware, the certificate need not state that notice was not given to persons to whom notice was not required to be given pursuant to Section 230(b) of the DGCL. The exception in subsection (1) of the first sentence of this paragraph to the requirement that notice be given shall not be applicable to any notice returned as undeliverable if the notice was given by electronic transmission.

Section 9.4. Waiver of Notice. Whenever any notice is required to be given under applicable law, the Certificate of Incorporation, or these By Laws, a written waiver of such notice, signed by the person or persons entitled to said notice, or a waiver by electronic transmission by the person entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to such required notice. Attendance at a meeting shall constitute a waiver of notice of such meeting, except where a person attends for the express purpose of objecting to the transaction of any business on the ground that the meeting was not lawfully called or convened.

Section 9.5. Meeting Attendance via Remote Communication Equipment.

Exhibit 3.2
(a) Stockholder Meetings. If authorized by the Board in its sole discretion, and subject to such guidelines and procedures as the Board may adopt, stockholders and proxy holders not physically present at a meeting of stockholders may, by means of remote communication:

(i) participate in a meeting of stockholders; and

(ii) be deemed present in person and vote at a meeting of stockholders, whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (A) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxy holder, (B) the Corporation shall implement reasonable measures to provide such stockholders and proxy holders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (C) if any stockholder or proxy holder votes or takes other action at the meeting by means of remote communication, a record of such votes or other action shall be maintained by the Corporation.

(b) Board Meetings. Unless otherwise restricted by applicable law, the Certificate of Incorporation or these By Laws, members of the Board or any committee thereof may participate in a meeting of the Board or any committee thereof by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Such participation in a meeting shall constitute presence in person at the meeting.

Section 9.6. Dividends. The Board may from time to time declare, and the Corporation may pay, dividends (payable in cash, property or shares of the Corporation’s capital stock) on the Corporation’s outstanding shares of capital stock, subject to applicable law and the Certificate of Incorporation.

Section 9.7. Reserves. The Board may set apart out of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve.

Section 9.8. Contracts and Negotiable Instruments. Except as otherwise provided by applicable law, the Certificate of Incorporation or these By Laws, any contract, bond, deed, lease, mortgage or other instrument may be executed and delivered in the name and on behalf of the Corporation by such officer or officers or other employee or employees of the Corporation as the Board may from time to time authorize. Such authority may be general or confined to specific instances as the Board may determine. The Chair of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, the Treasurer or any Vice President may execute and deliver any contract, bond, deed, lease, mortgage or other instrument in the name and on behalf of the Corporation. Subject to any restrictions imposed by the Board, the Chair of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, the Treasurer or any Vice President may delegate powers to execute and deliver any contract, bond, deed, lease, mortgage or other instrument in the name and on behalf of the Corporation to other officers or employees of the Corporation under such person’s supervision and authority, it being understood, however, that any such delegation of power shall not relieve such officer of responsibility with respect to the exercise of such delegated power.

Section 9.9. Fiscal Year. The fiscal year of the Corporation shall be fixed by the Board.

Section 9.10. Seal. The Board may adopt a corporate seal, which shall be in such form as the Board determines. The seal may be used by causing it or a facsimile thereof to be impressed, affixed or otherwise reproduced.

Section 9.11. Books and Records. The books and records of the Corporation may be kept within or outside the State of Delaware at such place or places as may from time to time be designated by the Board.

Section 9.12. Resignation. Any director, committee member or officer may resign by giving notice thereof in writing or by electronic transmission to the Chair of the Board, the Chief Executive Officer, the President or the Secretary. The resignation shall take effect at the time it is delivered unless the resignation specifies

Exhibit 3.2
a later effective date or an effective date determined upon the happening of an event or events. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 9.13. Surety Bonds. Such officers, employees and agents of the Corporation (if any) as the Chair of the Board, the Chief Executive Officer, the President or the Board may direct, from time to time, shall be bonded for the faithful performance of their duties and for the restoration to the Corporation, in case of their death, resignation, retirement, disqualification or removal from office, of all books, papers, vouchers, money and other property of whatever kind in their possession or under their control belonging to the Corporation, in such amounts and by such surety companies as the Chair of the Board, Chief Executive Officer, President or the Board may determine. The premiums on such bonds shall be paid by the Corporation and the bonds so furnished shall be in the custody of the Secretary.

Section 9.14. Securities of Other Corporations. Powers of attorney, proxies, waivers of notice of meeting, consents in writing and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chair of the Board, the Chief Executive Officer, the President, or any officers authorized by the Board. Any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities, or to consent in writing, in the name of the Corporation as such holder, to any action by such corporation, and at any such meeting or with respect to any such consent shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed. The Board may from time to time confer like powers upon any other person or persons.

Section 9.15. Amendments. In furtherance and not in limitation of the powers conferred upon it by law, the Board shall have the power and is expressly authorized to adopt, amend, alter or repeal these By Laws by the affirmative vote of a majority of the total number of directors present at a regular or special meeting of the Board at which there is a quorum or by unanimous written consent. These By Laws also may be adopted, amended, altered or repealed by the stockholders of the Corporation; provided, however, that in addition to any vote of the holders of any class or series of capital stock of the Corporation required by law or by the Certificate of Incorporation, the affirmative vote of the holders of at least a majority of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for the stockholders of the Corporation to adopt, amend, alter or repeal these By Laws; and provided further, however, that no By Laws hereafter adopted by the stockholders of the Corporation shall invalidate any prior act of the Board that would have been valid if such By Laws had not been adopted.